Exhibit 32.1

Certifications of Chief Executive Officer and Controller

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of On Assignment, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a) the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2007	By:	/s/ Peter Dameris
Peter Dameris
Chief Executive Officer and President

Date: November 9, 2007	By:	/s/ James L. Brill
James L. Brill
Senior Vice President of Finance and Chief Financial Officer